                                                                 Exhibit 10.10.1

                        FORM OF NORMAL OPTION AGREEMENT

     THIS NORMAL OPTION AGREEMENT (this "Agreement") made on ____________, 1996 by and between Rykoff-Sexton, Inc., a Delaware corporation (the "Company"), and _____________ (the "Optionee").

     WHEREAS, the Company, USF Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and US Foodservice Inc., a Delaware corporation ("US Foodservice"), have entered into an Agreement and Plan of Merger dated February 2, 1996 (the "Merger Agreement"), pursuant to which US Foodservice is to be merged with and into Merger Sub [(the "Merger")];

     WHEREAS, US Foodservice has adopted the US Foodservice Inc. 1993 Stock Option Plan, (as amended from time to time, the "Plan");

     WHEREAS, Section 4.1(e) of the Merger Agreement provides that at the Effective Time (as defined in the Merger Agreement) of the Merger certain outstanding options to purchase shares of US Foodservice Class A Common Stock, par value $.01 per share (US Foodservice Class A Common Stock"), or shares of US Foodservice Class B Common Stock, par value $.01 per share (together with US Foodservice Class of Common Stock "US Foodservice Common Stock") shall be assumed by the Company and shall constitute an option to acquire a number of shares of Common Stock, par value $.10 per share ("Company Common Stock") rounded up or down to the nearest thousandth of a share, or if there shall not be a nearest thousandth of a share, to the next highest thousandth of a share, equal to the product of the Exchange Ratio (as determined in accordance with the Merger Agreement) and the number of shares of US Foodservice Common Stock subject to such option immediately prior to the Effective Time, at a price per share equal to the aggregate exercise price for the shares of US Foodservice Common Stock subject to such option divided by the number of shares of Company Common Stock deemed to be purchasable pursuant to such option;

     WHEREAS, US Foodservice granted the Optionee a nonqualified option on _________________, 199__ (the "Grant Date"), for the purchase of ______ shares of US Foodservice Class A Common Stock (immediately prior to the Effective Time) for an aggregate exercise price of $____________ (the "Option"); and

     WHEREAS, the Exchange Ratio is equal to _______________.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

     2. Assumption of the Option. The Company hereby assumes the Option as an option to acquire __________ shares of Company Common Stock (the "Assumed Option") pursuant to the terms of this Agreement and the provisions of the Plan. It is intended that the Assumed Option will not qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     3. Option Price. The exercise price of the Assumed Option shall be $_________ per share of Company Common Stock issuable hereunder.

     4. Conditions to Exercise. (a) The Assumed Option shall not be exercisable until the first to occur of (v) the ninth anniversary of Grant Date,
(w) a CHANGE IN CONTROL or the date of termination of employment of an Optionee that is an Employee (other than due to an Involuntary Termination with Cause or Voluntary Termination without Good Reason). At any such time, this Assumed Option shall become exercisable to the extent provided below.


Initially Exercisable During               % Exercisable
- ------------------------------             --------------

     Calendar year 1996                        33-1/3%

     Calendar year 1997                        66-2/3%

     Calendar year 1998 or                       100%
     thereafter


This Assumed Option shall not become exercisable as to any additional shares after the date that the employment of the Optionee with the Company or any of its Subsidiary terminates or is terminated, for whatever reason. If this Assumed Option initially becomes exercisable prior to January 1, 1997, it shall become exercisable to the extent of an additional one third of the shares of Company Common Stock covered by this Assumed Option on each of January 1, 1997 and January 1, 1998. If this Assumed Option initially becomes exercisable after December 31, 1996 and prior to January 1, 1998 it shall become exercisable to the extent of an additional one third of the shares of Company Common Stock covered by this Assumed Option on January 1, 1998.

          (b) If the employment of an Optionee terminates due to an involuntary Termination with Cause at any time or Voluntary Termination without Good Reason, then the Assumed Option shall terminate immediately and may not be exercised, for cash or Company Common Stock, to any extent.

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

     5. Period of Assumed Option. Except as otherwise provided in this Agreement or the Plan, the Assumed Option shall expire ten years from the Grant Date or, if earlier, pursuant to the provisions of the Plan.

     6. Exercise of the Assumed Option. (a) Except as otherwise provided in this Agreement, the Assumed Option shall be exercised as provided in the Plan.

          (b) The Plan permits the Company to elect to pay the Optionee the Spread instead of issuing shares of Company Common Stock upon exercise of the Assumed Option and to elect to pay the Optionee the SPREAD and terminate the Assumed Option in connection with a Change in Control.

          (c) The Company may, in its discretion, require that the Optionee pay to the Company, at the time of exercise of any portion of the Assumed Option, any such additional amount as the Company deems necessary to satisfy its liability to withhold federal, state or local income tax or any other taxes incurred by reason of the exercise or the transfer of shares of Company Common Stock thereupon.

          (d) If the Plan or any law, regulation or interpretation requires the Company to take any action regarding shares of Company Common Stock, before the Company issues certificates for shares of Company Common Stock being purchased, the Company may delay delivering the certificates for the Company Common Stock for the period necessary to take such action; provided, however, that all rights hereunder and under the Plan enjoyed by the Optionee on and as of the date on which such certificates would have been issued but for such delay shall be preserved and shall not be altered, reduced or adversely affected by any such delay; provided, further, however, that the foregoing proviso shall not be construed to create, add to or supplement any rights not otherwise enjoyed by the Optionee on and as of such date. The certificate or certificates representing the Company Common Stock acquired pursuant to the Assumed Option may bear a legend restricting the transfer of such Company Common Stock, and the Company may impose stop transfer instructions to implement such restrictions, if applicable.

          (e) The Optionee will not be deemed to be a holder of any shares of Company Common Stock pursuant to exercise of the Assumed Option until the date of the issuance of a stock certificate to him or her for such shares of Company Common Stock and until the shares of Company Common Stock are paid for in full.

     7. Representations. (a) The Company represents and warrants that (i) this Agreement has been authorized by all necessary corporate action of the Company and is a valid and

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

binding agreement of the Company enforceable against it in accordance with its terms and (ii) upon issuance of certificates for any shares of Company Common Stock against delivery of full payment therefore, all such shares will be, at the time of such issuance, duly authorized, validly issued and fully paid and nonassessable shares of the capital stock of the Company, and, upon delivery of such certificates to the Optionee, the Optionee will acquire good, valid and marketable title to such shares free and clear of any adverse lien, claim or other restriction, other than restrictions imposed by applicable law and any lien or encumbrance which may only be created by the Optionee.

          (b) The Optionee represents and warrants that he or she is not a party to any agreement or instrument which would prevent him or her from entering into or performing his or her duties in any way under this Agreement.

     8. Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Optionee represents that, in executing this Agreement, he or she is not relying and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

     9. Amendment or Modification Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by the Optionee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto or any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

     10. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

          To Optionee at:

          -------------------------

          -------------------------
          Telecopy:
                   ----------------

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

          To the Company at:

          Rykoff-Sexton, Inc.
          1050 Warrenville Road
          Lisle, Illinois 60532-5201
          Attn: Robert J. Harter, Jr.
                Senior Vice President,
                Human Resources and
                General Counsel
          Telecopy:  (708) 964-0355

          With a copy to:

          Jones, Day, Reavis & Pogue
          77 West Wacker, Suite 3500
          Chicago, Illinois  60601-1692
          Attn:  Elizabeth C. Kitslaar
          Telecopy: (312) 782-8585

     Any notice delivered personally or by courier under this Section 10 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

     11. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     12. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     13. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

     14. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

     15. US Foodservice Inc. 1993 Stock Option Plan; Construction. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are

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

hereby incorporated herein as provisions of this Agreement. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Optionee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

     16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              RYKOFF-SEXTON, INC.



                              By:
                                 -----------------------------------
                              Name:
                              Title:


                              OPTIONEE


                              --------------------------------------

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